Exhibit 10.1

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”), dated as of January 2, 2024, is entered into by and between Intrusion Inc., a Delaware corporation (“Company”), and Anthony Scott, an individual and resident of Dallas, Texas, or his heirs, beneficiaries, successors, or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $1,080,000.00 (the “Note”).

C. This Agreement, the Note, the Security Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1. Purchase of Note. Company shall issue and sell to Investor and Investor shall purchase from Company the Note. In consideration thereof, Investor agrees to pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be January 2, 2024, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of .pdf documents but shall be deemed for all purposes to have occurred at the offices of Intrusion Inc., in Plano, Texas.

1.4. Original Issue Discount. The Note carries an original issue discount of $80,000.00 (the “OID”). The OID will be included in the initial principal balance of the Note. The Transaction Expense will be deducted from the amount funded at Closing. The “Purchase Price”, therefore, shall be $1,000,000.00, computed as follows: $1,080,000.00 initial principal balance, less the OID.

1.5. Collateral for the Note. The Note shall be secured by the collateral set forth in that certain Security Agreement attached hereto as Exhibit B (the “Security Agreement”) as security for Company’s obligations under the Agreement and the Note (collectively, the “Transaction Documents”).

1.6. Interest. The Note accrues interest, compounded daily through maturity, at a rate of 7.0%.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; (iv) Investor acknowledges that he is aware that there are substantial risks incident to the purchase and ownership of the Note and that he is able to fend for himself in the transactions contemplated herein, has exercised its independent judgment in evaluating his investment in the Note, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note, and has sought such accounting, legal, economic and tax advice as Investor has considered necessary to make an informed investment decision; and (vi) Investor is not (A) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (collectively “OFAC Lists”), (B) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (C) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (D) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (E) affiliated with a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.

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3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its common stock, $0.01 par value per share (the “Common Stock”), under Section 12(g) of the 1934 Act, and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s certificate of incorporation or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound (other than the existing agreements or arrangements with Investor or his affiliates), or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except for, with respect to clauses (b) and (c) above, for any breach or default that would not reasonably be expected to result in a material adverse effect on Company’s condition (financial or otherwise), results of operations, business or assets (a “Material Adverse Effect”); (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into of the Transaction Documents; (viii) since January 1, 2021, none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) since January 1, 2021, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) Investor shall have no obligation with respect to any commissions, placement agent or finder’s fees or similar payments (“Broker Fees”) or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xiv) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, stockholders, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, stockholders, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xv) Company acknowledges that the State of Texas has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Texas, as set forth more specifically in Section 7.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvi) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; and (xvii) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor. Company, being aware of the matters and legal issues described in subsections (xvi) and (xvii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

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4. Company Covenants. Until all of Company’s obligations under the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns the Note and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock will be listed for trading on Nasdaq or NYSE; (iii) trading in the Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; and (iv) Company will not issue or incur any debt having any security interest in the Collateral (as defined in the Security Agreement) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement, the Note, and the Security Agreement and delivered the same to Investor.

6.2. Company shall a delivered to Investor a completed ACH withdrawal form substantially in the form attached hereto as Exhibit C.

6.3. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Miscellaneous. The provisions set forth in this Section 7 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 7 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

7.1. Arbitration of Claims. The parties shall submit all Claims (as defined in E) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit D attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

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7.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Dallas, Texas. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Collin County, Texas, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 7.10 below prior to bringing or filing any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 7.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 7.2 Investor would not have entered into the Transaction Documents.

7.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that following an Event of Default (as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Stock or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

7.4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., HelloSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

7.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

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7.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

7.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

7.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Intrusion Inc.

Attn: Kimberly Pinson, CFO

101 East Park Blvd, Suite 1200

Plano, Texas 75074

With a copy to (which copy shall not constitute notice):

Intrusion Inc.

Attn: Doug Haloftis

General Counsel & Corporate Secretary

101 E. Park Blvd. Suite 1200

Plano, Texas 75074

If to Investor:

Anthony Scott

6364 Caroline Drive

Frisco, Texas 75034

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7.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Except as set forth above, neither Investor nor Company may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the other party.

7.12. Survival. The representations and warranties of the parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of each party. Each party agrees to indemnify and hold harmless the other and all its respective officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the other party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

7.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that any party may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as such party may deem expedient.

7.15. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the reasonable costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

7.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.17. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

7.18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

7.19. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

By:	/s/ Anthony Scott
Anthony Scott

COMPANY:

Intrusion, Inc.

By:	/s/ Kimberly Pinson
Kimberly Pinson, Chief Financial Officer

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Security Agreement
Exhibit C	ACH Form
Exhibit D	Arbitration Provisions

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EXHIBIT A

SECURED PROMISSORY NOTE

Effective Date: January 2, 2024	U.S. $1,080,000.00

FOR VALUE RECEIVED, Intrusion Inc., a Delaware corporation (“Borrower”), promises to pay to Anthony Scott an individual and resident of Frisco, Texas, or his heirs, beneficiaries, successors, or assigns (“Lender”), $1,080,000.00 and any interest, fees, charges, and late fees accrued hereunder on June 15, 2024 (the “Maturity Date”) in accordance with the terms set forth herein until the same is paid in full. This Secured Promissory Note (this “Note”) is issued and made effective as of January 2, 2024 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated January 2, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $80,000.00. The OID is included in the initial principal balance of this Note and is deemed to be fully earned and non-refundable as of the Purchase Price Date. The purchase price for this Note shall be $1,000,000.00 (the “Purchase Price”), computed as follows: $1,080,000.00 original principal balance, less the OID.

1. Payment; Prepayment; Interest; Accounts Receivable.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished by Lender to Borrower for that purpose. All payments shall be applied first to (a) Lender’s reasonable costs of collection, if any, then to (b) fees and charges hereunder, if any, then to (c) accrued and unpaid interest hereunder, and thereafter, to (d) principal hereunder.

1.2. Prepayment. Subject solely to the approval of the Borrower’s Board of Directors, Borrower may pay all or any portion of the Outstanding Balance earlier than it is due without penalty. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder.

1.3. Interest. Accrued interest shall be paid on the Maturity Date at an annual interest rate of seven percent (7.0%), compounding daily, commencing on January 2, 2024, and continuing thereafter to the Maturity Date. Following an Event of Default (as defined below), all interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily, and shall be payable in accordance with the terms of this Note.

2. Security. This Note is secured by a certain Security Agreement of even date herewith, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering all accounts receivable of Borrower, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3. Weekly Payments. Beginning on the date that is one (1) week from the Purchase Price Date and on the same day of every week thereafter until the Maturity Date, Borrower will make weekly cash payments to Investor via ACH withdrawal in the amount of $40,000.00. In the event this Note is not paid in full on the Maturity Date or upon the earlier occurrence of a Trigger Event (as defined below) hereunder, the weekly payment amount will increase, subject to the approval of the Borrower’s Board of Directors and its sole discretion, to $80,000.00; however, whether the weekly payment amount is so increased or not, the weekly payment obligation will continue until this Note is paid in full.

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4. Trigger Events; Defaults; Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower that shall not be dismissed or discharged within sixty (60) days; (g) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (i) Borrower defaults or otherwise fails to observe or perform any material covenant, obligation, condition or agreement contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (j) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; or, (k) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $2,000,000.00 (in excess of any coverage limits of any applicable insurance or designed reserves of Borrower), and shall remain unvacated, unbonded or unstayed for a period of sixty (60) calendar days unless otherwise consented to by Lender; or (l) Borrower materially breaches any covenant or other term or condition contained in any Other Agreements and fails to cure such breach as permitted in such Other Agreements during the time period allowed for such cure. Notwithstanding the foregoing, the occurrence of any of the event set forth in Section 4.1(b) – (l) above will not be considered a Trigger Event if cured within five (5) Trading Days of the occurrence thereof.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b), (c), (d), (e) or (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum simple interest or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity.

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5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

8. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9. Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

10. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

12. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender to any of its affiliates without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws and written notice is provided to Borrower.

13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

15. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:
Intrusion, Inc.

By:	/s/ Kimberly Pinson
Kimberly Pinson, Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

By:	/s/ Anthony Scott
Anthony Scott

[Signature Page to Secured Promissory Note]

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ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Common Stock” means Borrower’s common stock, par value $0.01 per share.

A2. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A3. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A4. “OID” means an original issue discount.

A5. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.

A6. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees incurred under this Note.

A7. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A8. “Trading Day” means any day on which Borrower’s principal trading market (or such other principal market for the Common Stock) is open for trading.

A9. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by ten percent (10%) following the occurrence of a Trigger Event.

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EXHIBIT B

Security Agreement

This Security Agreement (this “Agreement”), dated as of January 2, 2024, is executed by Intrusion Inc., a Delaware corporation (“Debtor”), in favor of Anthony Scott, a Texas resident (“Secured Party”).

A.Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $1,080,000.00 (the “Note”).

B.In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Agreement, that certain Note Purchase Agreement of even date herewith, entered into by and between Debtor and Secured Party (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), any other promissory note issued by Debtor in favor of Secured Party (or any affiliate of Secured Party), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (b) Liens in favor of Streeterville Capital, LLC (“Streeterville”) arising under any previous transaction documents between Debtor and Streeterville.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

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Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title, interest, claims and demands of Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Collateral”).

3. Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries (including without limitation Delaware and Colorado) any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements with the applicable state office, Secured Party shall have a second-position perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens, (c) Debtor has received at least a reasonably equivalent value in exchange for entering into this Agreement, and (d) as such, this Agreement is a valid and binding obligation of Debtor.

5. Additional Covenants. Debtor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien;

5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3. to provide at least fifteen (15) calendar days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, (c) the formation of any subsidiaries of Debtor; or (d) any changes in the location of the Collateral;

5.4. upon the occurrence and during the continuance of an Event of Default (as defined in the Note) under the Note and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes and all other instruments, documents, or writings included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, other than inventory located at carriers, warehousemen, suppliers, or other Persons in the ordinary course of business, to keep the Collateral at the principal office of Debtor (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

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5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory in the ordinary course of business);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens; and

5.8. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Debtor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

6. Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral; (d) file a copy of this Agreement with any governmental agency, body or authority, at the sole cost and expense of Debtor; (e) insure, process and preserve the Collateral; (f) pay any indebtedness of Debtor relating to the Collateral; (g) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (h) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (c) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7. Default and Remedies.

7.1. Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

7.2. Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

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7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and fees and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c) Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

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8. Miscellaneous.

8.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7. Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8. Entire Agreement. This Agreement, the Note, and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Texas, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

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8.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13. Further Assurances. Debtor shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

By:	/s/ Anthony Scott
Anthony Scott

DEBTOR:

Intrusion, Inc.

By:	/s/ Kimberly Pinson
Kimberly Pinson, Chief Financial Officer

[Signature Page to Security Agreement]

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SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to the following assets owned as of the date hereof and/or acquired by Debtor at any time while the Obligations are still outstanding:

1. All accounts receivable or other receivables now owned and existing or hereafter arising, created or acquired.

2. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof.

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EXHIBIT C

AUTHORIZATION TO INITIATE ACH DEBIT ENTRIES

CUSTOMER INFORMATION

Intrusion Inc. (“Borrower”), a Delaware corporation, hereby authorizes Anthony Scott to initiate debit entries from Borrower’s bank account as detailed below, and to debit the same from such account to an account designated by Anthony Scott, a Texas resident (“Lender”). Should a transaction be returned, Borrower further authorizes debiting this account for non-sufficient fund fees according to Texas law. Borrower acknowledges that the origination of ACH transactions to its account must comply with the provisions of U.S. law.

Full Name on Account:	Intrusion Inc.

Account #:		Routing #:

Account Type (select one):	☐ Checking	☐ Savings
Account Class (select one):	☐ Consumer Account	☐ Business Account

Debit Payment Details:

$40,000 per week January 8, 2024, and continuing until the outstanding promissory note is paid in full.

Borrower understands that this authorization is to remain in full force and effect until Lender has received written notification from Borrower of its termination at least five (5) business days prior to any payment due date. Borrower further understands that canceling this ACH authorization does not relieve it of the responsibility of paying its debt to Lender in full, and that if Borrower cancels or revokes this authorization before any remaining debt is paid in full, Lender may take additional actions, including legal action, to secure payment of the full amount of the debt.

BORROWER:

Intrusion, Inc.

By:	/s/ Kimberly Pinson
Kimberly Pinson, Chief Financial Officer
Date:
Contact Phone Number:
Contact Email Address:

PLEASE ATTACH A VOIDED CHECK TO THIS FORM

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Exhibit D

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit D, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The parties to this Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more Arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The parties hereby agree that the arbitration provisions set forth in this Exhibit D (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Dallas County, Texas. and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Colin County, Texas.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Texas Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control, and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 7.10 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 7.10 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 7.10 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Texas Rules of Civil Procedure.

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4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by JAMS Arbitration Services (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with JAMS ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by JAMS ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If JAMS ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Texas Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Texas Rules of Civil Procedure and the Texas Rules of Evidence. More specifically, the Texas Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Texas Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Texas Rules of Civil Procedure or the Texas Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

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4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Colin County, Texas (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Texas.

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(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Texas Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Texas Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Texas Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Texas Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

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4.8 Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final. The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by JAMS ADR Services (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with JAMS ADR Services and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

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(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by JAMS ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If JAMS ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

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(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Dallas County, Texas.

5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Texas without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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